EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



       We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1997, except as to the second paragraph of Note 14, which is as of February 21, 1997, appearing on page 39 of Paradigm Technology, Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


San Jose, California
April 22, 1997